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                                                                 Exhibit 4.5

                 SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

          THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this "Amendment") is dated as of April 25, 1994, and is between BEST BUY CO., INC., a Minnesota corporation (the "Company"), the lenders party to the Credit Agreement, as hereinafter defined (such lenders being hereinafter sometimes referred to, collectively, as the "Banks"), and First Bank National Association, a national banking association, as agent for the Banks (in such capacity, the "Agent").

          WITNESSETH THAT:

          WHEREAS, the Company, the Banks and the Agent are parties to a Credit Agreement dated as of September 1, 1993, as amended by a First Amendment to Credit Agreement dated as of September 17, 1993 (as so amended, the "Credit Agreement"); and

          WHEREAS, the Company, the Banks and the Agent have agreed to further amend the Credit Agreement as provided herein.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. CERTAIN DEFINED TERMS. Each capitalized term used herein without being defined that is defined in the Credit Agreement shall have the meaning given to it in the Credit Agreement.

          2. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is amended as follows:

          (a) Section 1.01 is amended to delete the definitions of "DESIGNATED AMOUNT," "UNUSED DESIGNATED AMOUNT" and "UNUSED SEASONAL
     COMMITMENT AMOUNT" and substitute the following therefor:

               "DESIGNATED AMOUNT": with respect to any Bank for any month from
          (a) May to and including December of 1994 and (b) August to and including December of any other year, such Bank's Pro Rata Share of the amount of the Aggregate Seasonal Commitment Amount designated by the Company as available pursuant to Section 2.15.

               "UNUSED DESIGNATED AMOUNT": at any time of determination from (a) May 1 to December 31 of 1994 and (b) August 1 to December 31 of any other year, the Available Amount for all Banks less the greater of (i) the sum of (y) the outstanding unpaid principal amount of the Loans plus (z) the Letter of Credit Usage, and (ii) the Aggregate Base Commitment Amount.

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               "UNUSED SEASONAL COMMITMENT AMOUNT": at any time of determination from (a) May 1 to December 31 of 1994 and (b) August 1 to December 31 of any other year, the Aggregate Seasonal Commitment Amount MINUS the Aggregate Designated Amount, and at any other time of determination, the Aggregate Seasonal Commitment Amount.

          (b) Section 2.15 is amended by adding "(a) May to December of 1994 and (b)" before "August" where it appears in the first paragraph thereof, and by adding "other" before "year" where it appears in the first paragraph thereof.

          (c) Section 5.01(b) is amended by adding "(i) in the case of the last fiscal month of each year, 45 days and (ii) in all other cases," before "30 days" where it appears therein.

           3. WAIVER. The Banks hereby waive the Event of Default that occurred under the Credit Agreement as a result of the Company's failure to comply with the requirement of Section 5.22 at the end of its fiscal year ending February 26, 1994. This waiver is limited to the express terms hereof, and nothing herein shall be construed as a waiver of such requirement of Section
5.22 for any fiscal year of the Company other than its fiscal year ending February 26, 1994, or as a waiver of any other term, covenant, representation, warranty or condition applicable to the Company under the Credit Agreement or any other Loan Document.

           4. EFFECTIVENESS OF AMENDMENT. The waiver set forth in paragraph 3 hereof shall be deemed effective as of the date first above written, but only upon delivery to the Agent of this Amendment, duly executed by the Company and the Majority Banks. The amendments to the Credit Agreement set forth in Section 2 hereof shall be deemed effective as of the date first above written, but only upon delivery to the Agent of (a) this Amendment, duly executed by the Company and all of the Banks, and (b) an amendment fee in the amount of $31,250, for the pro rata account of the Banks.

           5. ACKNOWLEDGEMENT. The Banks and the Company each acknowledge that, as amended hereby, the Credit Agreement, as amended by this Amendment, remains in full force and effect with respect to the Company, the Banks and the Agent. The Company confirms and acknowledges that it will continue to comply with the covenants set out in the Credit Agreement, as amended hereby, and that its representations and warranties set out in the Credit Agreement, as amended hereby, are true and correct as of the date of this Amendment. The Company further represents and warrants that (i) the execution, delivery and performance of this Amendment by the Company is within its corporate powers and has been duly authorized by all necessary corporate action, (ii) this Amendment has been duly executed and delivered by the Company and

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constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency or other similar laws affecting creditors' rights generally) and (iii) after giving effect to this Amendment, no Events of Default or events which, with the giving of notice or passage of time, would be an Event of Default, exist under the Credit Agreement.

          5. COUNTERPARTS. This Amendment may be signed by the parties hereto on different counterparts with the same effect as if the signatures hereto were on the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Credit Agreement and Waiver to be executed as of the day and year first above written.

                                 BEST BUY CO., INC.

                                 By /s/ Robert C. Fox
                                   --------------------------------------------
                                   Its Sr. Vice President - Finance & Treasurer
                                      -----------------------------------------

                                 FIRST BANK NATIONAL ASSOCIATION

                                 By /s/ John Gatzlaff
                                   --------------------------------------------
                                   Its V.P.
                                      -----------------------------------------

                                 HARRIS TRUST AND SAVINGS BANK

                                 By /s/ David R. Casper
                                   --------------------------------------------
                                   Its Vice President
                                      -----------------------------------------

                                 CREDIT LYONNAIS CHICAGO BRANCH

                                 By /s/ Francois Valla
                                   --------------------------------------------
                                   Its First Vice President Branch Manager
                                      -----------------------------------------

                                       -3-

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                                 CREDIT LYONNAIS CAYMAN
                                   ISLAND BRANCH

                                 By /s/ Francois Valla
                                    -------------------------------------------
                                   Its Authorized Signature
                                      -----------------------------------------

                                 MERCANTILE BANK OF ST. LOUIS,
                                   NATIONAL ASSOCIATION

                                 By /s/ Edward A. Cheney
                                   --------------------------------------------
                                   Its Vice President
                                      -----------------------------------------

                                 COMERICA BANK

                                 By /s/ David A. Woods
                                   --------------------------------------------
                                   Its Account Officer
                                      -----------------------------------------

                                 THE DAIWA BANK, LIMITED

                                 By John W. Howard, Jr.
                                   --------------------------------------------
                                   Its Vice President
                                      -----------------------------------------

                                 And /s/ M. Philippe
                                    -------------------------------------------
                                   Its Vice President
                                      -----------------------------------------

                                 THE MITSUBISHI BANK, LIMITED

                                 By /s/ J.R. Arnold
                                    -------------------------------------------
                                   Its Vice President
                                      -----------------------------------------

                                 YASUDA TRUST AND BANKING CO., LTD.

                                 By /s/ Hideo Nakazawa
                                   --------------------------------------------
                                   Its Joint General Manager
                                      -----------------------------------------

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